Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 53 to the registration statement of Global/International Fund, Inc. on Form N-1A ("Registration Statement") of our report dated October 15, 2002 relating to the financial statements and financial highlights which appear in the August 31, 2002 Annual Report to Shareholders of Scudder Global Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Reports to Shareholders" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 26, 2002